Exhibit 24.2

DURATA THERAPEUTICS, INC.

Power of Attorney

The person whose signature appears below appoints Paul R. Edick and Corey Fishman, and each of them singly (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement on Form S-1 of Durata Therapeutics, Inc., and any other registration statement for the same offering pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 30th day of April, 2012.

/s/ Richard U. De Schutter
By: Richard U. De Schutter
Title: Director